EXHIBIT 21.1
SUBSIDIARIES OF
FERRELLGAS PARTNERS, L.P.

Ferrellgas, L.P., a Delaware limited partnership
Ferrellgas Partners Finance Corp., a Delaware Corporation

  SUBSIDIARIES OF
FERRELLGAS, L.P.

Ferrellgas Receivables, LLC, a Delaware limited liability company
Ferrellgas Finance Corp., a Delaware Corporation
FNA Canada, Inc., a Delaware Corporation
Blue Rhino Global Sourcing, Inc., a Delaware Corporation
Uni Asia, Ltd, a Seychelles limited company
Bridger Logistics, LLC, a Louisiana limited liability company
Bridger Transportation, LLC, a Louisiana limited liability company
Bridger Leasing, LLC, a Louisiana limited liability company
Bridger Energy, LLC, a Delaware limited liability company
Bridger Storage, LLC, a Louisiana limited liability company
Bridger Marine, LLC, a Delaware limited liability company
Bridger Admin Services II, LLC, a Delaware limited liability company
Bridger Rail Shipping, LLC, a Louisiana limited liability company
South C&C Trucking, LLC, a Texas limited liability company
Bridger Terminals, LLC, a Delaware limited liability company
Bridger Swan Ranch, LLC, a Delaware limited liability company
Bridger Real Property, LLC, a Delaware limited liability company
J.J. Addison Partners, LLC, a Texas limited liability company
J.J. Karnack Partners, LLC, a Texas limited liability company
J.J. Liberty, LLC, a Texas limited liability company
Bridger Environmental, LLC, a Texas limited liability company
Bridger Lake, LLC, a Delaware limited liability company